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Exhibit 12.1
Young Broadcasting Inc.

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                                                                                     December 31,
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                                                            1996            1997         1998            1999            2000
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Fixed Charges:

Interest .............................................   40,738,690     64,102,237      62,617,274     62,980,836      95,842,753
Amortization of Debt Issuance Costs and Bond Premium..    2,802,831      4,248,834       4,516,612      4,612,634       4,604,438
Interest Portion of Rent Expense .....................      643,200        643,200         532,800      1,123,200       1,356,600
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Fixed Charges ......................................     44,184,721     68,994,271      67,666,686     68,716,670     101,803,791
                                                         ==========================================================================

Earnings (Loss)

Income (Loss) from operations ......................        905,299     (1,106,268)      3,999,029    (21,542,075)     15,489,384
Fixed charges ......................................     44,184,721     68,994,271      67,666,686     68,716,670     101,803,791
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                                                         45,090,020     67,888,003      71,665,715     47,174,595     117,293,175
                                                         ==========================================================================


Ratio of Earnings to Fixed Charges(1) ..............         1.02:1           --            1.06:1           --            1.15:1
                                                         ==========================================================================
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(1) For the years ended December 31, 1997 and 1999, our earnings were insufficient to cover fixed charges by approximately $1,106,268 and
    $21,542,075, respectively.